Exhibit 99.1

Hertz Global Holdings Reports
First Quarter 2019 Financial Results
______________________________________________________________________________

ESTERO, Fla, May 6, 2019 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported results for its first quarter 2019.

First Quarter 2019 Compared to First Quarter 2018:

•	Total revenues up 2%, up 4% on a constant currency basis

•	U.S. RAC total revenues up 7%: Transaction Days up 4%, Total RPD up 2%

•	U.S. RAC Depreciation Per Unit Per Month decreased 15%

•	Net loss attributable to Hertz Global improved 27%

•	Adjusted Corporate EBITDA improved 93%

"We continue to drive profitable revenue growth with focus and discipline. In the first quarter, our solid results reflect increased revenue per unit and improved operating margin through strong pricing, volume and fleet management,” said Kathryn V. Marinello, President and Chief Executive Officer of Hertz Global. “These catalysts, coupled with expanding capabilities in service excellence, marketing segmentation and innovation, and supported by our commitment to operating efficiency, position the company for predictable, sustainable growth, while allowing us to capitalize on strategic opportunities going forward."

For the first quarter 2019, total revenues were $2.1 billion, a 2% increase versus the first quarter 2018. Net loss attributable to Hertz Global was $147 million, or $1.75 loss per diluted share, compared to $202 million, or $2.43 loss per diluted share. The Company reported Adjusted Net Loss for the first quarter 2019 of $83 million, or $0.99 Adjusted Diluted Loss Per Share, compared to $131 million, or $1.58, for the same period last year. Adjusted Corporate EBITDA was a negative $4 million, compared to negative $59 million.

U.S. RENTAL CAR ("U.S. RAC") SUMMARY
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U.S. RAC(1)	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018
Total revenues	$1,520	$1,426	7%
Depreciation of revenue earning vehicles and lease charges	$386	$434	(11)%
Direct vehicle operating ("DOE") and selling, general & administrative ("SG&A") expenses	$1,097	$1,026	7%
DOE and SG&A expenses as a percentage of total revenues	72%	72%	20	bps
Income (loss) before income taxes	$14	$(68)	NM

Adjusted Pre-tax Income (Loss)	$25	$(48)	NM
Adjusted Pre-tax Margin	2%	(3)%	500	bps

Adjusted Corporate EBITDA	$7	$(48)	NM
Adjusted Corporate EBITDA Margin	—%	(3)%	380	bps

Average Vehicles (in whole units)	501,767	478,600	5%
Vehicle Utilization	79%	79%	(60)	bps
Transaction Days (in thousands)	35,582	34,203	4%
Total RPD (in whole dollars)	$41.90	$40.93	2%
Total RPU Per Month (in whole dollars)	$990	$975	2%
Depreciation Per Unit Per Month (in whole dollars)	$256	$302	(15)%

NM - Not Meaningful

Total U.S. RAC revenues increased 7% compared to the first quarter of 2018. Transaction days grew 4% driven by expanding volume to transportation network company drivers ("TNC"). Pricing, as measured by Total Revenue Per Transaction Day (Total RPD), increased 2% in the quarter, and time and mileage pricing was up 4%, driven by our highest-profit leisure categories and the TNC business year-over-year.

Average vehicles were up 5%, driven by 85% growth in the Company's TNC fleet. Excluding TNC, average vehicles were up 1%. Higher revenue and stable Utilization led to a 2% increase in Total RPU, an important measure of asset efficiency.

Depreciation Per Unit Per Month decreased 15% on favorable vehicle acquisition prices, continued strength in residual values and an increase in the number of vehicle dispositions through the Company's higher-return channels year over year.

Adjusted Corporate EBITDA improved $55 million in the first quarter and Adjusted Corporate EBITDA Margin expanded 380 basis points, driven by higher revenue and lower vehicle depreciation.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY
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International RAC(1)	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018
Total revenues	$433	$468	(7)%
Depreciation of revenue earning vehicles and lease charges	$97	$102	(5)%
DOE and SG&A expenses	$338	$360	(6)%
DOE and SG&A expenses as a percentage of total revenues	78%	77%	110	bps
Income (loss) before income taxes	$(24)	$(12)	100%

Adjusted Pre-tax Income (Loss)	$(18)	$(6)	200%
Adjusted Pre-tax Margin	(4)%	(1)%	(290)	bps

Adjusted Corporate EBITDA	$(13)	$—	NM
Adjusted Corporate EBITDA Margin	(3)%	—%	(300)	bps

Average Vehicles (in whole units)	152,747	148,700	3%
Vehicle Utilization	74%	75%	(90)	bps
Transaction Days (in thousands)	10,127	9,974	2%
Total RPD (in whole dollars)	$42.56	$43.41	(2)%
Total RPU Per Month (in whole dollars)	$941	$971	(3)%
Depreciation Per Unit Per Month (in whole dollars)	$212	$211	—%

NM - Not Meaningful

Total International RAC revenues decreased 7% year over year, and were flat on a constant currency basis. Volume was up 2% driven by strong business and leisure growth in Asia Pacific. Total RPD was down 2% partly due to the timing of the Easter holiday in 2019 versus 2018.

Adjusted Corporate EBITDA was impacted by the decline in revenue, partially offset by lower direct operating expense.

ALL OTHER OPERATIONS SUMMARY
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All Other Operations(1)	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions)	2019	2018
Total revenues	$154	$169	(9)%
Depreciation of revenue earning vehicles and lease charges	$109	$125	(13)%
DOE and SG&A expenses	$13	$19	(32)%
DOE and SG&A expenses as a percentage of total revenues	8%	11%	(280)	bps
Income (loss) before income taxes	$24	$19	26%

Adjusted Pre-tax Income (Loss)	$25	$22	14%
Adjusted Pre-tax Margin	16%	13%	320	bps

Adjusted Corporate EBITDA	$22	$20	10%
Adjusted Corporate EBITDA Margin	14%	12%	250	bps

Average Vehicles (in whole units) - Donlen	192,799	191,600	1%

All Other Operations primarily is comprised of the Company's Donlen leasing operations. Lower year-over-year revenue and depreciation of revenue earning vehicles and lease charges were driven by the impact of a change in presentation for certain leased vehicles in the first quarter of 2019 versus 2018.

(1)
Adjusted Pre-tax Income (Loss), Adjusted Pre-tax Margin, Adjusted Corporate EBITDA, Adjusted Corporate EBITDA Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are non-GAAP measures. Average Vehicles, Transaction Days, Total RPD, Total RPU Per Month and Depreciation Per Unit Per Month are key metrics. See the accompanying Supplemental Schedules and Definitions for the reconciliations and definitions for each of these non-GAAP measures and key metrics and the reason the Company's management believes that this information is useful to investors.

RESULTS OF THE HERTZ CORPORATION
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The GAAP and non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION
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Hertz Global's live webcast and conference call to discuss its first quarter 2019 results will be held on May 7, 2019, at 8:30 a.m. Eastern Time, and can be accessed through a link on the Investor Relations section of the Hertz website, IR.Hertz.com, or by dialing (800) 230-1085 and providing passcode 466474. Investors are encouraged to dial-in approximately 10 minutes prior to the call.  A web replay will remain available for approximately one year.  A telephone replay will be available one hour following the conclusion of the call for one year at (800) 475-6701 with pass code 466474.

The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

SELECTED FINANCIAL AND OPERATING DATA, SUPPLEMENTAL SCHEDULES AND DEFINITIONS
________________________________________________________________________________________________________________________________________________

Following are tables that present selected financial and operating data of Hertz Global. Also included are Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 10,200 company-owned, licensee and franchisee locations throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through its specialty collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit: www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; occurrences that disrupt rental activity during the Company's peak periods; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; increased vehicle costs due to declines in the value of the Company's non-program vehicles; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to adequately respond to changes in technology and customer demands; the Company's ability to retain customer loyalty and market share; the Company's recognition of previously deferred tax gains on the disposition of revenue earning vehicles; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes; the Company's ability to execute a business continuity plan; a major disruption in the Company's communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company's information technology networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; the Company's ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its senior credit facilities and letter of credit facility, its outstanding unsecured senior notes, its outstanding senior second priority secured notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to prevent the misuse or theft of information it possesses, including as a result of cyber security breaches and other security threats; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, such as the adoption of new regulations under the Tax Cuts and Jobs Act, where such actions may affect the Company's operations, the cost thereof or applicable tax rates; risks relating to the Company's deferred tax assets, including the risk of an "ownership change" under the Internal Revenue Code of 1986, as amended; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(239) 301-6300
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA
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SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended March 31,		As a Percentage of Total Revenues
(In millions, except per share data)	2019	2018	2019	2018
Total revenues	$2,107	$2,063	100%	100%
Expenses:
Direct vehicle and operating	1,266	1,236	60%	60%
Depreciation of revenue earning vehicles and lease charges	592	661	28%	32%
Selling, general and administrative	234	234	11%	11%
Interest expense, net:
Vehicle	112	94	5%	5%
Non-vehicle	71	72	3%	3%
Total interest expense, net	183	166	9%	8%
Other (income) expense, net	(19)	(3)	(1)%	—%
Total expenses	2,256	2,294	107%	111%
Income (loss) before income taxes	(149)	(231)	(7)%	(11)%
Income tax (provision) benefit	1	29	—%	1%
Net income (loss)	(148)	(202)	(7)%	(10)%
Net (income) loss attributable to noncontrolling interests	1	—	—%	—%
Net income (loss) attributable to Hertz Global	$(147)	$(202)	(7)%	(10)%
Weighted average number of shares outstanding:
Basic	84	83
Diluted	84	83
Earnings (loss) per share:
Basic	$(1.75)	$(2.43)
Diluted	$(1.75)	$(2.43)

Adjusted Pre-tax Income (Loss)(a)	$(111)	$(175)
Adjusted Net Income (Loss)(a)	$(83)	$(131)
Adjusted Diluted Earnings (Loss) Per Share(a)	$(0.99)	$(1.58)
Adjusted Corporate EBITDA(a)	$(4)	$(59)

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	As of March 31, 2019	As of December 31, 2018
Cash and cash equivalents	$554	$1,127
Total restricted cash and cash equivalents	452	283
Revenue earning vehicles, net:
U.S. Rental Car	9,871	8,793
International Rental Car	2,330	2,146
All Other Operations	1,567	1,480
Total revenue earning vehicles, net	13,768	12,419
Total assets(a)	24,030	21,382
Total debt	17,257	16,324
Net Vehicle Debt(b)	12,442	11,684
Net Non-vehicle Debt(b)	3,904	3,326
Total stockholders' equity	1,005	1,120

(a)
On January 1, 2019, the Company adopted new lease guidance under U.S. GAAP and recorded a net cumulative-effect adjustment of $1.5 billion to recognize assets associated with the Company's leases as of that date.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule V.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Three Months Ended March 31,
(In millions)	2019	2018
Cash flows provided by (used in):
Operating activities	$514	$401
Investing activities	(1,855)	(1,850)
Financing activities	939	1,877
Effect of exchange rate changes	(2)	8
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	$(404)	$436

Fleet Growth(a)	$(413)	$280
Adjusted Free Cash Flow(a)	$(578)	$—

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and IV.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended March 31,		Percent Inc/(Dec)
	2019	2018
U.S. RAC
Transaction Days (in thousands)	35,582	34,203	4%
Total RPD(a)	$41.90	$40.93	2%
Total RPU Per Month(a)	$990	$975	2%
Average Vehicles	501,767	478,600	5%
Vehicle Utilization(a)	79%	79%	(60)	bps
Depreciation Per Unit Per Month(a)	$256	$302	(15)%
Percentage of program vehicles at period end	9%	9%	(90)	bps
Adjusted Pre-tax Income (Loss) (in millions)(b)	$25	$(48)	NM

International RAC
Transaction Days (in thousands)	10,127	9,974	2%
Total RPD(a)	$42.56	$43.41	(2)%
Total RPU Per Month(a)	$941	$971	(3)%
Average Vehicles	152,747	148,700	3%
Vehicle Utilization(a)	74%	75%	(90)	bps
Depreciation Per Unit Per Month(a)	$212	$211	—%
Percentage of program vehicles at period end	39%	41%	(250)	bps
Adjusted Pre-tax Income (Loss) (in millions)(b)	$(18)	$(6)	200%

All Other Operations
Average Vehicles — Donlen	192,799	191,600	1%
Adjusted Pre-tax Income (Loss) (in millions)(b)	$25	$22	14%
NM - Not meaningful

(a)	See the accompanying calculations of this key metric in Supplemental Schedule VI.

(b)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended March 31, 2019					Three Months Ended March 31, 2018
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,520	$433	$154	$—	$2,107	$1,426	$468	$169	$—	$2,063
Expenses:
Direct vehicle and operating	976	284	6	—	1,266	927	300	9	—	1,236
Depreciation of revenue earning vehicles and lease charges	386	97	109	—	592	434	102	125	—	661
Selling, general and administrative	121	54	7	52	234	99	60	10	65	234
Interest expense, net:
Vehicle	77	23	12	—	112	65	20	9	—	94
Non-vehicle	(45)	(1)	(4)	121	71	(31)	(1)	(3)	107	72
Total interest expense, net	32	22	8	121	183	34	19	6	107	166
Other (income) expense, net	(9)	—	—	(10)	(19)	—	(1)	—	(2)	(3)
Total expenses	1,506	457	130	163	2,256	1,494	480	150	170	2,294
Income (loss) before income taxes	$14	$(24)	$24	$(163)	$(149)	$(68)	$(12)	$19	$(170)	$(231)
Income tax (provision) benefit					1					29
Net income (loss)					$(148)					$(202)
Net (income) loss attributable to noncontrolling interests					1					—
Net income (loss) attributable to Hertz Global					$(147)					$(202)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA,
ADJUSTED PRE-TAX INCOME (LOSS), ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
Unaudited
_______________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended March 31, 2019					Three Months Ended March 31, 2018
(In millions, except per share data)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Net income (loss)					$(148)					$(202)
Income tax provision (benefit)					(1)					(29)
Income (loss) before income taxes	$14	$(24)	$24	$(163)	$(149)	$(68)	$(12)	$19	$(170)	$(231)
Depreciation and amortization	424	103	111	3	641	477	110	128	4	719
Interest, net of interest income	32	22	8	121	183	34	19	6	107	166
Gross EBITDA	$470	$101	$143	$(39)	$675	$443	$117	$153	$(59)	$654
Revenue earning vehicle depreciation and lease charges	(386)	(97)	(109)	—	(592)	(434)	(102)	(125)	—	(661)
Vehicle debt interest	(77)	(23)	(12)	—	(112)	(65)	(20)	(9)	—	(94)
Vehicle debt-related charges(a)	5	3	2	—	10	9	2	1	—	12
Corporate EBITDA	$12	$(16)	$24	$(39)	$(19)	$(47)	$(3)	$20	$(59)	$(89)
Non-cash stock-based compensation charges(b)	—	—	—	3	3	—	—	—	3	3
Restructuring and restructuring related charges(c)	3	—	1	3	7	—	2	—	2	4
Information technology and finance transformation costs(d)	—	—	—	23	23	—	—	—	23	23
Other items(e)	(8)	3	(3)	(10)	(18)	(1)	1	—	—	—
Adjusted Corporate EBITDA	$7	$(13)	$22	$(20)	$(4)	$(48)	$—	$20	$(31)	$(59)
Non-vehicle depreciation and amortization	(38)	(6)	(2)	(3)	(49)	(43)	(8)	(3)	(4)	(58)
Non-vehicle debt interest, net of interest income	45	1	4	(121)	(71)	31	1	3	(107)	(72)
Non-vehicle debt-related charges(a)	—	—	—	4	4	—	—	—	4	4
Non-cash stock-based compensation charges(b)	—	—	—	(3)	(3)	—	—	—	(3)	(3)
Acquisition accounting(f)	12	—	1	1	14	12	1	2	—	15
Other(g)	(1)	—	—	(1)	(2)	—	—	—	(2)	(2)
Adjusted Pre-tax Income (Loss)(h)	$25	$(18)	$25	$(143)	$(111)	$(48)	$(6)	$22	$(143)	$(175)
Income tax (provision) benefit on Adjusted Pre-tax Income (Loss)(i)					28					44
Adjusted Net Income (Loss)					$(83)					$(131)
Weighted average number of diluted shares outstanding					84					83
Adjusted Diluted Earnings (Loss) Per Share					$(0.99)					$(1.58)

(a)	Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

Supplemental Schedule II (continued)

(b)	Stock-based compensation expense is an adjustment for purposes of calculating Adjusted Corporate EBITDA but not for calculating Adjusted Pre-tax Income (Loss).

(c)
Represents charges incurred under restructuring actions as defined in U.S. GAAP excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. In 2018, also includes consulting costs, legal fees, and other expenses related to the previously disclosed accounting review and investigation.

(d)
Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes.

(e)
Represents miscellaneous or non-recurring items, and includes amounts attributable to noncontrolling interests. In 2019, also includes an $11 million gain on marketable securities, and an $8 million gain on the sale of non-vehicle capital assets.

(f)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.

(g)
Comprised of items, other than non-cash stock-based compensation charges, that are adjustments for purposes of calculating Adjusted Corporate EBITDA but not for calculating Adjusted Pre-tax Income (Loss).

(h)	Adjustments by caption to arrive at Adjusted Pre-tax Income (Loss) are as follows:

Increase (decrease) to expenses	Three Months Ended March 31,
(In millions)	2019	2018
Direct vehicle and operating	$(13)	$(16)
Selling, general and administrative	(29)	(25)
Interest expense, net:
Vehicle	(10)	(12)
Non-vehicle	(4)	(4)
Total interest expense, net	(14)	(16)
Other income (expense), net	19	1
Noncontrolling interests	(1)	—
Total adjustments	$(38)	$(56)

(i)	Derived utilizing a combined statutory rate of 25% and 25% for the periods ending March 31, 2019 and 2018, respectively, applied to the respective Adjusted Pre-tax Income (Loss).

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited
____________________________________________________________________________________________________________________

	Three Months Ended March 31, 2019				Three Months Ended March 31, 2018
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global
Revenue earning vehicles expenditures	$(3,078)	$(631)	$(264)	$(3,973)	$(2,892)	$(487)	$(186)	$(3,565)
Proceeds from disposal of revenue earning vehicles	1,382	689	82	2,153	1,102	636	44	1,782
Net revenue earning vehicles capital expenditures	(1,696)	58	(182)	(1,820)	(1,790)	149	(142)	(1,783)
Depreciation and reserves for revenue earning vehicles	451	84	109	644	434	82	125	641
Financing activity related to vehicles:
Borrowings	2,925	580	162	3,667	3,898	1,189	94	5,181
Payments	(2,061)	(562)	(113)	(2,736)	(2,529)	(687)	(67)	(3,283)
Restricted cash changes	(51)	(123)	6	(168)	36	(500)	(12)	(476)
Net financing activity related to vehicles	813	(105)	55	763	1,405	2	15	1,422
Fleet Growth	$(432)	$37	$(18)	$(413)	$49	$233	$(2)	$280

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________

	Three Months Ended March 31,
(In millions)	2019	2018
Net cash provided by operating activities	$514	$401
Net change in restricted cash and cash equivalents, vehicle	(168)	(476)
Revenue earning vehicles expenditures	(3,973)	(3,565)
Proceeds from disposal of revenue earning vehicles	2,153	1,782
Capital asset expenditures, non-vehicle	(54)	(44)
Proceeds from property and other equipment disposed of or to be disposed of	19	4
Proceeds from issuance of vehicle debt	3,667	5,181
Repayments of vehicle debt	(2,736)	(3,283)
Adjusted Free Cash Flow	$(578)	$—

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - NET DEBT
Unaudited
__________________________________________________________________________________________________________

	As of March 31, 2019			As of December 31, 2018
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$12,827	$4,430	$17,257	$11,902	$4,422	$16,324
Add:
Debt issue costs deducted from debt obligations	40	28	68	39	31	70
Less:
Cash and cash equivalents	—	554	554	—	1,127	1,127
Restricted cash	425	—	425	257	—	257
Net Debt	$12,442	$3,904	$16,346	$11,684	$3,326	$15,010

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
_______________________________________________________________________________

U.S. Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018
Total RPD
Revenues	$1,520	$1,426
Ancillary retail vehicle sales revenue	(29)	(26)
Total Rental Revenue	$1,491	$1,400
Transaction Days (in thousands)	35,582	34,203
Total RPD (in whole dollars)	$41.90	$40.93	2%

Total Revenue Per Unit Per Month
Total Rental Revenue	$1,491	$1,400
Average Vehicles	501,767	478,600
Total revenue per unit (in whole dollars)	$2,971	$2,925
Number of months in period	3	3
Total RPU Per Month (in whole dollars)	$990	$975	2%

Vehicle Utilization
Transaction Days (in thousands)	35,582	34,203
Average Vehicles	501,767	478,600
Number of days in period	90	90
Available Car Days (in thousands)	45,159	43,074
Vehicle Utilization(a)	79%	79%	(60)	bps

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$386	$434
Average Vehicles	501,767	478,600
Depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$769	$907
Number of months in period	3	3
Depreciation Per Unit Per Month (in whole dollars)	$256	$302	(15)%

(a)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________

International Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018
Total RPD
Revenues	$433	$468
Foreign currency adjustment(a)	(2)	(35)
Total Rental Revenue	$431	$433
Transaction Days (in thousands)	10,127	9,974
Total RPD (in whole dollars)	$42.56	$43.41	(2)%

Total Revenue Per Unit Per Month
Total Rental Revenue	$431	$433
Average Vehicles	152,747	148,700
Total revenue per unit (in whole dollars)	$2,822	$2,912
Number of months in period	3	3
Total RPU Per Month (in whole dollars)	$941	$971	(3)%

Vehicle Utilization
Transaction Days (in thousands)	10,127	9,974
Average Vehicles	152,747	148,700
Number of days in period	90	90
Available Car Days (in thousands)	13,747	13,383
Vehicle Utilization(b)	74%	75%	(90)	bps

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$97	$102
Foreign currency adjustment(a)	—	(8)
Adjusted depreciation of revenue earning vehicles and lease charges	$97	$94
Average Vehicles	152,747	148,700
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$635	$632
Number of months in period	3	3
Depreciation Per Unit Per Month (in whole dollars)	$212	$211	—%

(a)	Based on December 31, 2018 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
__________________________________________________________________________________

Worldwide Rental Car

	Three Months Ended March 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2019	2018
Total RPD
Revenues	$1,953	$1,894
Ancillary retail vehicle sales revenue	(29)	(26)
Foreign currency adjustment(a)	(2)	(35)
Total Rental Revenue	$1,922	$1,833
Transaction Days (in thousands)	45,709	44,177
Total RPD (in whole dollars)	$42.05	$41.49	1%

Total Revenue Per Unit Per Month
Total Rental Revenue	$1,922	$1,833
Average Vehicles	654,514	627,300
Total revenue per unit (in whole dollars)	$2,937	$2,922
Number of months in period	3	3
Total RPU Per Month (in whole dollars)	$979	$974	1%

Vehicle Utilization
Transaction Days (in thousands)	45,709	44,177
Average Vehicles	654,514	627,300
Number of days in period	90	90
Available Car Days (in thousands)	58,906	56,457
Vehicle Utilization(b)	78%	78%	(70)	bps

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$483	$536
Foreign currency adjustment(a)	—	(8)
Adjusted depreciation of revenue earning vehicles and lease charges	$483	$528
Average Vehicles	654,514	627,300
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$738	$842
Number of months in period	3	3
Depreciation Per Unit Per Month (in whole dollars)	$246	$281	(12)%

Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations, and Corporate.

(a)	Based on December 31, 2018 foreign exchange rates.

(b)	Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE
_______________________________________________________________________________________________________

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures and key metrics are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the earnings release provide useful information regarding the Company's financial condition and results of operations and additional purposes for which management of the Company utilizes the non-GAAP measures. Non-GAAP measures should not be considered in isolation and should not be considered superior to, or a substitute for, financial measures calculated in accordance with GAAP.

NON-GAAP MEASURES

Adjusted Pre-tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted Pre-tax Income (Loss) is calculated as income (loss) before income taxes plus non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts and premiums, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, net income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items. Adjusted Pre-tax Income (Loss) is important to management because it allows management to assess operational performance of the Company's business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider Adjusted Pre-tax Income (Loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) or income (loss) before income taxes. Adjusted Pre-tax Margin is Adjusted Pre-tax Income (Loss) divided by total revenues.

Adjusted Net Income (Loss)

Adjusted Net Income (Loss) is calculated as Adjusted Pre-tax Income (Loss) less a provision for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Adjusted Net Income (Loss) is important to management and investors because it represents the Company's operational performance exclusive of the effects of purchase accounting, debt-related charges, net income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Diluted EPS is calculated as Adjusted Net Income (Loss) divided by the weighted average number of diluted shares outstanding for the period. Adjusted Diluted EPS is important to management and investors because it represents a measure of the Company's operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is calculated as net cash provided by operating activities, including the change in restricted cash and cash equivalents related to vehicles, net revenue earning vehicle and capital asset expenditures and the net impact of vehicle financing activities. Adjusted Free Cash Flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt. When evaluating the Company's liquidity, investors should not consider Adjusted Free Cash Flow in isolation of, or as a substitute for, a measure of the Company's liquidity as determined in accordance with GAAP, such as net cash provided by operating activities.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Gross EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Gross EBITDA is defined as net income (loss) before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for income or loss attributable to noncontrolling interests and certain other miscellaneous or non-recurring items, as described in more detail in the accompanying schedules.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate the Company's business segments that are financed differently and have different depreciation characteristics and compare the Company's performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Company's management as an additional measurement of operating profitability and operating performance trends.

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under GAAP. When evaluating the Company's operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of the Company's financial performance as determined in accordance with GAAP, such as net income (loss) or income (loss) before income taxes.

Fleet Growth

Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Senior Second Priority Secured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issue costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issue costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

KEY METRICS

Available Car Days

Available Car Days is calculated as Average Vehicles multiplied by the number of days in a period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period. Among other things, Average Vehicles is used to calculate Vehicle Utilization which represents the portion of the Company's vehicles that are being utilized to generate revenue.

Depreciation Per Unit Per Month

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month and is calculated as depreciation of revenue earning vehicles and lease charges, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates, divided by the Average Vehicles in each period and then dividing by the number of months in the period reported. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Time and Mileage Revenue Per Transaction Day ("Time and Mileage pricing" or "T&M Rate")

Time and Mileage ("T&M") pricing is calculated as Total Rental Revenue less ancillary revenue from value-added services, such as charges to the customer for the fueling of vehicles, loss damage waivers, insurance products, supplemental equipment and other consumables, divided by the total number of Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in base rental fees, which comprise the majority of the Company’s Total RPD.

Total Rental Revenue

Total Rental Revenue is calculated as total revenue less ancillary retail vehicle sales revenue, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD is calculated as Total Rental Revenue divided by the total number of Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month is calculated as Total Rental Revenue divided by the Average Vehicles in each period and then dividing by the number of months in the period reported. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization is calculated by dividing Transaction Days by Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.